Exhibit 99.1

News Release

Contacts:

At InSight:

Kip Hallman

President & CEO

Mitch C. Hill

Executive Vice President & CFO

(949) 282-6000

INSIGHT HEALTH SERVICES HOLDINGS CORP.

REPORTS RESULTS FOR THE FOURTH QUARTER

AND FISCAL YEAR ENDED JUNE 30, 2008

LAKE FOREST, Calif. … September 25, 2008 … InSight Health Services Holdings Corp. (“InSight”) (OTCBB: ISGT) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2008.

Upon its emergence from chapter 11, InSight adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7. The adoption of fresh-start reporting results in InSight becoming a new entity for financial reporting purposes. Accordingly, InSight’s condensed consolidated financial statements on or after August 1, 2007 are not comparable to InSight’s condensed consolidated financial statements prior to that date. The adoption of fresh-start reporting primarily affected depreciation and amortization and interest expense in the condensed consolidated statements of operations. The accompanying condensed consolidated statements of operations for the fiscal year ended June 30, 2008 combine the results of operations for the one month ended July 31, 2007 of the predecessor entity and the eleven months ended June 30, 2008 of the successor entity. The combined results of operations are then compared with the corresponding period in the prior year.

InSight believes the combined results of operations for the fiscal year ended June 30, 2008 provide management and investors with a more meaningful perspective of InSight’s financial performance and operating trends than if it did not combine the results of operations of the predecessor entity and the successor entity in this manner. Similarly, InSight combines the financial results of the predecessor entity and the successor entity when discussing sources and uses of cash for the fiscal year ended June 30, 2008.

Revenues decreased approximately 7.7% from $286.9 million for the year ended June 30, 2007 to $264.9 million for the year ended June 30, 2008. Revenues decreased approximately 9.0% from $71.2 million for the three months ended June 30, 2007 to $64.8 million for the three months ended June 30, 2008.

Net cash provided by operating activities was approximately $3.6 million for the year ended June 30, 2008, and resulted primarily from net income (approximately $27.1 million) and changes in certain assets and liabilities (approximately $1.5 million), partially offset by non-cash income (approximately $17.6 million) and cash used for reorganization items, net (approximately $8.0 million).  Non-cash income primarily includes reorganization items, net (approximately $199.0 million), partially offset by non-cash charges of (1) impairment of goodwill and other intangible assets (approximately $119.8 million); (2) depreciation and amortization (approximately $58.2 million); and (3) amortization of bond discount (approximately $4.5 million).  The changes in certain assets and liabilities primarily consists of a decrease in accounts receivables, net (approximately $8.2 million), partially offset by a decrease in accounts payable and accrued expenses (approximately $6.3 million).

At June 30, 2008, InSight had approximately $29.1 million in cash, cash equivalents and restricted cash (including approximately $8.1 million that was subject to the lien for the benefit of the senior secured floating rate notes), and approximately $22.0 million of availability under its revolving credit facility, based on its borrowing base. At June 30, 2008, there were no outstanding borrowings under the credit facility; however, there were letters of credit of approximately $2.3 million outstanding under the credit facility of which approximately $0.3 million are cash collateralized.

On September 24, 2008, InSight purchased $2.5 million in principal amount of senior secured floating rate notes for a purchase price of approximately $1.1 million.

Adjusted EBITDA decreased 33.1% from approximately $60.1 million for the year ended June 30, 2007 to approximately $40.2 million for the year ended June 30, 2008. Adjusted EBITDA decreased 28.9% from approximately $12.8 million for the three months ended June 30, 2007 to approximately $9.1 million for the three months ended June 30, 2008.  Due to the high fixed cost nature of our business, coupled with the declines in revenues, Adjusted EBITDA margins declined from 21% for the year ended June 30, 2007 to 15% for the year ended June 30, 2008.  Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, the impairment of goodwill and other intangible assets, reorganization items, net and loss on sales of centers.

InSight’s net loss and Adjusted EBITDA for the year ended June 30, 2008 were negatively affected by a $2.2 million charge for legal fees related to certain litigation which has been settled, severance charges of $2.1 million and a $500,000 charge for an unconsolidated fixed site center.  The severance charges of $2.1 million were recorded in the three months ended June 30, 2008, and they relate to previously announced field and corporate organizational changes that will result in estimated annual savings of approximately $5.0 million. These organizational changes will be fully implemented by December 31, 2008.

Adjusted EBITDA has been included because InSight believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. InSight presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.

Safe Harbor

The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements. InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) InSight’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in InSight’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) conditions within the healthcare environment; (vi) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (vii) operating, legal, governmental and regulatory risks; and (viii) economic, political and competitive forces affecting InSight’s business.

About InSight

InSight, headquartered in Lake Forest, California, is a provider of diagnostic imaging services through a network of fixed-site centers and mobile facilities. InSight serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of June 30, 2008, InSight’s network consists of 82 fixed-site centers and 110 mobile facilities.

For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Combined)	(Predecessor)	(Successor)	(Predecessor)
	(unaudited)		(unaudited)
REVENUES:
Contract services	$118,995	$128,693	$30,259	$31,829
Patient services	145,952	158,221	34,513	39,382
Total revenues	264,947	286,914	64,772	71,211

COSTS OF OPERATIONS:
Costs of services	183,230	192,599	44,274	46,729
Provision for doubtful accounts	6,179	5,643	1,461	1,474
Equipment leases	10,006	6,144	2,828	1,989
Depreciation and amortization	58,166	57,040	14,041	13,547
Total costs of operations	257,581	261,426	62,604	63,739

Gross profit	7,366	25,488	2,168	7,472

CORPORATE OPERATING EXPENSES	(27,422)	(25,496)	(7,856)	(8,754)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	2,065	3,030	728	520

INTEREST EXPENSE, net	(35,398)	(52,780)	(8,023)	(11,889)

LOSS ON SALES OF CENTERS	(644)	—	(644)	—

IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS	(119,771)	(29,595)	(119,771)	—

Loss before reorganization items and income taxes	(173,804)	(79,353)	(133,398)	(12,651)

REORGANIZATION ITEMS, net	198,998	(17,513)	—	(17,513)

Income (loss) before income taxes	25,194	(96,866)	(133,398)	(30,164)

(BENEFIT) PROVISION FOR INCOME TAXES	(1,947)	2,175	(5,627)	1,725

Net income (loss)	$27,141	$(99,041)	$(127,771)	$(31,889)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Combined)	(Predecessor)	(Successor)	(Predecessor)
	(unaudited)		(unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$27,141	$(99,041)	$(127,771)	$(31,889)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Cash used for reorganization items	8,027	11,367	—	11,367
Noncash reorganization items	(207,025)	6,146	—	6,146
Depreciation and amortization	58,166	57,040	14,041	13,547
Amortization of bond discount	4,522	—	1,277	—
Amortization of deferred financing costs	145	3,158	—	789
Share-based compensation	15	—	15	—
Equity in earnings of unconsolidated partnerships	(2,065)	(3,030)	(728)	(520)
Distributions from unconsolidated partnerships	2,621	3,008	578	877
Loss on sales of centers	644	—	644
Impairment of goodwill and other intangible assets	119,771	29,595	119,771	—
Deferred income taxes	(1,864)	—	(4,986)	—
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	8,189	1,007	2,886	916
Other current assets	(411)	81	1,214	1,119
Accounts payable and other accrued expenses	(6,285)	11,101	(1,352)	6,848
Net cash provided by (used in) operating activities before reorganization items	11,591	20,432	5,589	9,200

Cash used for reorganization items	(8,027)	(11,367)	—	(11,367)
Net cash provided by (used in) operating activities	3,564	9,065	5,589	(2,167)

INVESTING ACTIVITIES:
Proceeds from sales of centers	9,050	—	9,050	—
Increase in restricted cash	(8,072)	—	(8,072)	—
Additions to property and equipment	(8,262)	(16,163)	(3,450)	(4,952)
Other	66	118	(2)	507
Net cash used in investing activities	(7,218)	(16,045)	(2,474)	(4,445)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(3,944)	(6,529)	(566)	(1,245)
Principal (payments) borrowings on credit facility	(5,000)	5,000	—	5,000
Proceeds from issuance of notes payable	12,768	1,145	—	—
Other	—	(12)	—	2,537
Net cash provided by (used in) financing activities	3,824	(396)	(566)	6,292

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:	170	(7,376)	2,549	(320)
Cash, beginning of period	20,832	28,208	18,453	21,152
Cash, end of period	$21,002	$20,832	$21,002	$20,832

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Combined)	(Predecessor)	(Successor)	(Predecessor)
	(unaudited)		(unaudited)
Net cash provided by (used in) operating activities	$3,564	$9,065	$5,589	$(2,167)
Cash used for reorganization items	8,027	11,367	—	11,367
(Benefit) provision for income taxes	(1,947)	2,175	(5,627)	1,725
Interest expense, net	35,398	52,780	8,023	11,889
Amortization of bond discount	(4,522)	—	(1,277)	—
Share-based compensation	(15)	—	(15)	—
Amortization of deferred financing costs	(145)	(3,158)	—	(789)
Equity in earnings of unconsolidated partnerships	2,065	3,030	728	520
Distributions from unconsolidated partnerships	(2,621)	(3,008)	(578)	(877)
Net change in operating assets and liabilities	(1,493)	(12,189)	(2,748)	(8,883)
Net change in deferred income taxes	1,864	—	4,986	—

Adjusted EBITDA	$40,175	$60,062	$9,081	$12,785

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET INFORMATION

(Amounts in thousands)

	Successor	Predecessor
	June 30,	June 30,
	2008	2007
	(unaudited)
Cash and cash equivalents	$21,002	$20,832
Trade accounts receivables, net	34,494	42,683
Property and equipment, net	113,684	144,823
Cash, restricted	8,072	—
Goodwill and other intangible assets, net	24,370	95,084
Total assets	217,691	323,051
Accounts payable and accrued expenses	33,121	38,619
Notes payable, including current maturities	295,348	305,627
Capital leases, including current maturities	6,374	6,229
Liabilities subject to compromise	—	205,704
Total stockholders’ deficit	(130,712)	(241,432)